Private and Confidential
Preliminary Draft

Project Fullstar

Presentation to the Independent Committee

October 12, 2010

Morgan Stanley

Disclaimer

- The following draft materials are being provided to the Independent Committee of the Board of Directors (the "Independent Committee") of Tongjitang Chinese Medicines Company (the "Company" or "Fullstar") by Morgan Stanley Asia Limited ("Morgan Stanley") in connection with a presentation made by Morgan Stanley at a meeting held to evaluate the acquisition proposal (the "Acquisition Proposal" or "Offer") made by Hanmax Investment Limited and Fosun Industrial Co. (together, the "Bidding Parties") and should be reviewed and considered as a part of such presentation. These draft materials have been prepared on a confidential basis solely for the use by the Independent Committee in connection with its evaluation of the Acquisition Proposal and may not be relied upon by any other persons for any purpose. This presentation is proprietary to Morgan Stanley and may not be disclosed or referred to by the Independent Committee to any third party or distributed, reproduced or used for any other purpose without the prior written consent of Morgan Stanley.
- These materials do not constitute a fairness opinion for a potential or contemplated transaction and should not be represented as such. The analyses set out herein are not and do not purport to be an appraisal or valuation of any of the securities, assets or businesses of the Company.
- The purpose of this presentation is to present to the Independent Committee different ways of considering the Acquisition Proposal. This presentation does not comprise advice of Morgan Stanley.
- The information used in preparing these materials was obtained from or through the Company or its representatives or from public sources. In preparing this presentation, Morgan Stanley has relied upon and assumed, without independent investigation or verification, the accuracy and completeness of all information available from public sources as well as all information which was provided to it by or on behalf of the Company or which was otherwise reviewed by Morgan Stanley, including any statements with respect to projections or prospects of the Company or the assumptions on which such statements were based.
- This presentation was not prepared with a view toward public disclosure. In addition, this presentation was not prepared in accordance with generally accepted accounting principles, or with a view to compliance with guidelines of any entity regarding financial analyses or projections, which would require a more complete presentation of data than as shown herein.
- To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed or discussed with the management of the Company or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Morgan Stanley's views expressed in these materials are necessarily based on financial, economic, market and other conditions, as in effect on, and the information made available to Morgan Stanley as of the date hereof. These materials were designed for use by specific persons familiar with the business and the affairs of the Company and Morgan Stanley does not intend to and assumes no obligation to update or otherwise revise these materials.
- The financial projections, if any, contained in this presentation are forward-looking statements and have not been independently verified or investigated by Morgan Stanley. Morgan Stanley expresses no opinion as to such financial projections or the assumptions underlying them. This presentation: (i) necessarily makes numerous assumptions, many of which are beyond anyone's control and may prove not to have been, be, or may no longer be, accurate; (ii) does not reflect the prospects for the Company's businesses, changes in general business and economic conditions, or any other transactions or events that have occurred or that may occur and that were not anticipated at the time this presentation was prepared; (iii) is not necessarily indicative of current values or future performance which may be significantly more favorable or less favorable than as set forth herein; and (iv) should not be regarded as a representation that any of the events described in the forward-looking statements, assumptions, prospects, conditions, transactions, other events, values or perfomance will be achieved.
- These draft materials do not contain any definitive or final advice and, in any event, are in all respects subject to the contents of final version of these materials that may be prepared by Morgan Stanley. Morgan Stanley reserves the right to alter these draft materials as it sees fit in preparing any such final versions. Neither the Independent Committee nor the Company may rely on these draft materials in determining any course of action in relation to the Acquisition Proposal or otherwise. Without prejudice to liability for fraud, each member of the Morgan Stanley Group disclaims any liability which may be based on these draft documents, any errors herein and / or omissions herefrom.
- Neither the Company's auditors, nor any independent accountants have compiled, examined or performed any procedures with respect to the financial projections contained herein, if any, nor have they expressed any opinion or given any form of assurance on such information or its achievability. This presentation is not a guarantee of performance. It involves risks, uncertainties and assumptions. The future financial results and stockholder value of the Company may materially differ from those expressed in this presentation due to factors that are beyond anyone's ability to control or predict. We cannot assure you that the Company's future financial results will not materially vary from this presentation.
- Morgan Stanley has adopted policies and guidelines designed to preserve the independence of its research analysts. Morgan Stanley's policies prohibit employees from directly or indirectly offering a favorable research rating or specific price target, or offering to change a research rating or price target, as consideration for or an inducement to obtain business or other compensation. Morgan Stanley's policies prohibit research analysts from being compensated for their involvement in investment banking transactions.
- Morgan Stanley is not a legal, accounting or tax expert, and makes no representation or warranty as to the sufficiency or adequacy of this presentation with respect to such issues. Nothing contained herein should be construed as tax, accounting or legal advice.
- Notwithstanding anything herein to the contrary, each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors.

Offer Summary

Defined Terms Have the Same Meaning as in the Acquisition Proposal Dated April 8, 2010

Offer Summary

Offer for Ordinary Shares (including Restricted Shares) and ADSs	• US$4.50 per ADS (US$1.13 per Ordinary Share)[1] • All cash consideration • Represents a 19.1% premium to the closing price of US$3.78 per ADS on April 7, 2010
Bidding Parties	• Xiaochun Wang (through Hanmax Investment) and Fosun Industrial, together the "Bidding Parties" • Collectively own or have beneficial interests in approximately 82.7% of the outstanding ordinary shares of the Company
Description of Transaction	• The Bidding Parties proposed on April 8, 2010 to acquire all of the outstanding ordinary shares of the Company (including ordinary shares outstanding in the form of ADSs) not owned by the Bidding Parties or their affiliates in a going private transaction • The transaction is structured as a merger of the Company with Newco incorporated in Cayman Islands and owned solely by the Bidding Parties
Financing	• The Bidding Parties arranged committed financing in the form of a term loan facility of up to US$25 MM with CITIC Bank International • The facility agreement was executed on September 24, 2010

Source: Schedule 13D filed on April 8, 2010

Note:
1. 1 ADS = 4 Ordinary Shares

Shareholding Overview

Economic Shareholding on an Ordinary Share Equivalent Basis

- Approval threshold for a Shareholder Resolution:
  - For shareholders present and voting, a majority in number representing 75% in value of the shareholders

Shareholding Overview

	Issued and Outstanding Shares[1] Shares	% of Total
Basic Ordinary Shares	104,066,526	100.0%
Options Outstanding	4,120,000	-
Exercisable Options	-	-
Total Ordinary Shares	104,066,526	100.0%
Ordinary Shares Held by the Bidding Parties	86,078,976	82.7%

Top Shareholders

No.	Shareholder	Basic Ordinary Shares	Options Outstanding[6]	Exercisable Options[7]	Total Ordinary Shares	% of Shareholding: Basic Ordinary Shares	% of Shareholding: Exercisable Options	% of Shareholding: Total Ordinary Shares
1	Xiaochun Wang[2]	52,675,584	1,200,000	–	52,675,584	50.6%	–	50.6%
2	Fosun Industrial[3]	33,403,392		–	33,403,392	32.1%	–	32.1%
3	Farralon Investment[4]	2,851,532		–	2,851,532	2.7%	–	2.7%
4	Renaissance Tech[4]	872,400		–	872,400	0.8%	–	0.8%
5	Absolute Asia Asset Management[4]	400,000		–	400,000	0.4%	–	0.4%
6	Loeb Partners Corporation[4]	301,192		–	301,192	0.3%	–	0.3%
7	Invesco Powershares[4]	284,500		–	284,500	0.3%	–	0.3%
8	Justin Yan Chen[5]	100,000	1,200,000	–	100,000	0.1%	–	0.1%
9	Deutsche Bank AG[4]	49,200		–	49,200	0.0%	–	0.0%
10	David R White[5]	40,000		–	40,000	0.0%	–	0.0%
11	Dr. Harry K. Genant[5]	40,000		–	40,000	0.0%	–	0.0%
12	Yongqun Chen[5]	34,000	1,200,000	–	34,000	0.0%	–	0.0%
	Total Top Shareholders	**91,051,800**	**3,600,000**	**–**	**91,051,800**	**87.5%**	**–**	**87.5%**
	Other	**13,014,726**	**520,000**	**–**	**13,014,726**	**12.5%**	**–**	**12.5%**
	Total	**104,066,526**	**4,120,000**	**–**	**104,066,526**	**100.0%**	**–**	**100.0%**

Denotes Bidding Parties

Source Company information, Company Filing, Bloomberg, Factset

Notes:
1. Form 20-F filed on June 30, 2010
2. Schedule 13-D filed on August 2, 2010
3. Schedule 13-D filed on August 2, 2010
4. Form-13F filed on June 30, 2010
5. Form 20-F filed on June 30, 2010 and confirmed by management
6. Form 20-F filed on June 30, 2010 and adjusted for management guidance that total options outstanding is 4,120,000
7. Based on an exercise price of US$11.64/ADS (US$2.91/ordinary share) and current offer price of US$4.50/ADS, all outstanding options are out of the money and not exercisable

Fullstar Historical Price Performance

Since IPO (March 16, 2007)

Historical Volume Weighted Average ADS Price [1] [2]

US$

Current (October 1, 2010)	3.74
1-Week Average	3.64
1-Month Average	3.60
3-Month Average	3.64
6-Month Average	3.99
Since IPO Average	7.46

Historical Volume Weighted Average ADS Price - Pre-Bid [2]

US$

Pre-bid (April 7, 2010)	3.78
1-Week Average	3.73
1-Month Average	3.69
3-Month Average	3.69
6-Month Average	4.02
Since IPO Average	7.66

ADS Price Performance Since IPO (March 16, 2007) [3]


US$
Volume (MM)
15.0
12.0
9.0
6.0
3.0
0.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
March 16, 2007
Initial Public Offering at US$10.00 per ADS
March 9, 2008
Announcement of proposal to acquire all outstanding shares of the Company by the Management Group (4)
June 27, 2008
Management Group cancelled the acquisition of Fullstar
September 28, 2010
Fullstar entered into share transfer agreement with Guizhou Huixian Investment Management Co to sell 100% of interest in Guizhou Tongjitang Asset Management Co., which holds its Guizhou distribution business, pharmacy chain store and 95% interest in Gui Liquor
April 8, 2010
Xiaochun Wang and Fosun Industrial Co., Ltd. (Bidding Parties) made a proposal to acquire the outstanding shares in Fullstar
October 12, 2009
Fullstar closed an Equity Buyback in the amount of $19.8MM
September 7, 2007
Announcement of acquisition of Guizhou Long-Life Pharmaceutical Co.
March 23, 2009
Announcement to acquire Anhui Jingfang Pharmaceutical Co. Ltd
March 20, 2008
Announcement of definitive agreement to acquire Qinghai Pularte Pharmaceutical
Offer Price $4.50
March 16, 2007
September 18, 2007
March 20, 2008
September 22, 2008
March 25, 2009
September 25, 2009
March 30, 2010
October 1, 2010
Volume
Price

Source: Factset as of October 1, 2010

Notes

1. Up to and including October 1, 2010
2. Average numbers are on volume weighted average basis
3. 1 ADS represents 4 ordinary shares
4. The Management Group consists of Wangxiao Chun and Yongcun Chen

Fullstar Historical Price Volume Histogram

LTM

Trading Volumes Since IPO

% Volume	Up to October 1, 2010	Up to Pre-Bid [2]
$1.50-3.00	13.2%	14.0%
$3.01-4.50	23.5%	19.2%
$4.51-6.00	0.7%	0.7%
$6.01-7.50	2.0%	2.1%
$7.51-9.00	14.0%	14.8%
$9.01-10.50	29.3%	30.9%
$10.51-12.00	14.9%	15.8%
$12.01-13.50	2.4%	2.5%

Trading Volumes - LTM

% Volume	Up to October 1, 2010	Up to Pre-Bid [3]
$3.00-3.25	0.0%	12.7%
$3.25-3.50	4.4%	4.3%
$3.50-3.75	33.9%	29.2%
$3.75-4.00	18.7%	34.1%
$4.00-4.25	9.6%	7.2%
$4.25-4.50	26.0%	5.2%
$4.50-4.75	1.4%	1.4%
$4.75-5.00	6.0%	5.9%

Fullstar Volume Traded in Price Ranges [1]

LTM (Since October 1, 2009)


MM Shares
% of Volume LTM
2.5
2.0
1.5
1.0
0.5
0.0
100%
80%
60%
40%
20%
0%
0.3
2.1
1.1
0.6
1.6
0.1
0.4
4.4%
38.3%
57.0%
66.6%
92.6%
94.0%
100.0%
$3.25-3.50
$3.50-3.75
$3.75-4.00
$4.00-4.25
$4.25-4.50
$4.50-4.75
$4.75-5.00

Source: Factset as of October 1, 2010

Notes

1. Up to and including October 1, 2010
2. Up to and including April 7, 2010
3. Preceding twelve months up to and including April 7, 2010

Private and Confidential

Preliminary Draft

Comparative Price Performance

Since IPO (March 16, 2007)

Price Performance

	Fullstar IPO to Pre-bid	Bid to Current	Fullstar IPO to Current
S&P 500 Index	(14.5%)	(3.4%)	(17.4%)
HK-Listed Chinese Pharma	86.4%	31.5%	145.1%
US-Listed Chinese Pharma	(26.7%)	2.0%	(25.2%)
Fullstar	(54.9%)	(15.0%)	(61.6%)

Indexed ADS Price Performance Since IPO

Rebased at 100%


%
300
250
200
150
100
50
0
Announcement of Offer (April 8, 2010)
March 16, 2007
September 18, 2007
March 20, 2008
September 22, 2008
March 25, 2009
September 25, 2009
March 30, 2010
September 30, 2010
S&P 500 Index
US-listed Chinese Pharma
Fullstar
HK-listed Chinese Pharma

Source: Factset as of October 1, 2010

Notes

1. US-Listed Chinese Pharma: 3Sbio Inc, American Oriental Bioengineering, Simcere Pharmaceuticals, China Nuokang
2. HK-Listed Chinese Pharma: China Shineway Pharmaceutical, Guangzhou Pharmaceutical, Hua Han Bio-Pharmaceutical, Sino Biopharmaceutical, Tong Ren Tang Technologies, United Laboratories International

Morgan Stanley

Private and Confidential

Preliminary Draft

Comparative Price Performance

LTM (Since October 1, 2009)

Indexed ADS Price Performance (LTM)

Rebased at 100%



%
300
250
200
150
100
50
0
Announcement of Offer (April 8, 2010)
October 1, 2009
December 10, 2009
February 18, 2010
April 29, 2010
July 8, 2010
October 1, 2010
S&P 500 Index
US-Listed Chinese Pharma
Fullstar
HK-Listed Chinese Pharma

Source: Factset as of October 1, 2010

Notes

1. US-Listed Chinese Pharma: 3Sbio Inc, American Oriental Bioengineering, Simcere Pharmaceuticals, China Nuokang
2. HK-Listed Chinese Pharma: China Shineway Pharmaceutical, Guangzhou Pharmaceutical, Hua Han Bio-Pharmaceutical, Sino Biopharmaceutical, Tong Ren Tang Technologies, United Laboratories International

Overview of Asset Disposal Situation

- On September 28, 2010, Fullstar entered into a share transfer agreement with Guizhou Huixian Investment Management Company Limited (the "Buyer")
  - The agreement is to sell Fullstar's 100% equity interest in Guizhou Tongjitang Asset Management Company for a total cash consideration of RMB259.34MM
- Guizhou Tongjitang Asset Management holds the following assets:
  - Guizhou Tongjitang Pharmaceutical Distribution Co., Ltd, with a book value of RMB69.84MM as of August 31, 2010
  - Guizhou Tongjitang Pharmacy Chain Stores Co., Ltd., with a book value of RMB6.87MM as of August 31, 2010
  - 95% equity interest in Gui Liquor Co., Ltd., an asset which Fullstar originally acquired for RMB120.6MM

Overview of Key Terms

- Pursuant to the share transfer agreement, the purchase price of RMB259.34MM will be payable in four installments of 5%, 5%, 45% and 45%, respectively
  - The first 5% to be paid within 7 days after signing. The Buyer will be entitled to conduct DD within 60 days of first payment
  - The second 5% to be paid within 7 days after completion of DD and amendment to shareholder registration
  - Then 45% to be paid on or before June 30, 2011
  - The remaining 45% to be paid on or before December 31, 2011
- As of the date of the announcement, Fullstar has received the first installment of RMB13.0MM from the Buyer
- Within 15 days after completing the amendment to registration, the Buyer will be obligated to release Fullstar from its obligation to guarantee RMB105.0MM of Gui Liquor's bank loans

Ownership Structure


Fullstar
100%
Guizhou Tongjitang Asset Management Company Limited (PRC)
100%
95%
Guizhou Tongjitang Pharmaceutical Distribution Co., Ltd. (PRC)
Gui Liquor Co., Ltd. (PRC)
4%
96%
Guizhou Tongjitang Pharmacy Chain Stores Co., Ltd. (PRC)

Source Company Press Release on September 28, 2010

Aggregate Value

Pre vs Post-disposal of non-core assets

Pre-disposal of non-core assets

US$ MM, except per share or otherwise noted

Offer price per ADS	4.50
Total Ordinary Shares (MM)[1]	104.1
Market Capitalization	117.1
Net Debt / (Cash)[2]	(15.8)
Aggregate Value	101.2

Net Debt Calculation[3]				
RMB MM	Fullstar Core	Liquor	Dist. & Retail	Total
ST Debt	95.0	55.0	-	150.0
LT Debt	57.0	55.0	-	112.0
Cash & Equivalents	287.5	73.5	7.7	368.7
Minority Interests	1.6	-	-	1.6
Net Debt / (Cash)	(133.8)	36.5	(7.7)	(105.0)
Total Net Debt / (Cash) (US$MM)				(15.8)

Implied Multiples	Metric		Multiple
AV/Sales	RMB MM	US$ MM	
2009A	480.3	72.5	1.40x
2010E	543.0	81.9	1.24x
2011E	628.3	94.8	1.07x
AV/EBITDA			
2009A	16.7	2.5	40.2x
2010E	25.8	3.9	26.0x
2011E	42.9	6.5	15.6x

Source: Management Estimate, Company Filings

Post-disposal of non-core assets

US$ MM, except per share or otherwise noted

Offer price per ADS	4.50
Total Ordinary Shares (MM)[1]	104.1
Market Capitalization	117.1
Net Debt / (Cash)[2]	(59.3)
Aggregate Value	57.8

Net Debt Calculation[3]	
RMB MM	Fullstar
ST Debt	95.0
LT Debt	57.0
Cash & Equivalents	287.5
Minority Interests	1.6
Cash from sale of non-core assets	259.3
Total Net Debt / (Cash)	(393.1)
Total Net Debt / (Cash) (US$MM)	(59.3)

Implied Multiples	Metric		Multiple
AV/Sales	RMB MM	US$ MM	
2009A	411.0[4]	62.0	0.93x
2010E	485.9	73.3	0.79x
2011E	545.9	82.4	0.70x
AV/EBITDA			
2009A	11.2[4]	1.7	34.1x
2010E	18.9	2.8	20.3x
2011E	24.7	3.7	15.5x

Notes
1. 1 ADS = 4 Ordinary Shares
2. Includes minority interests of US$1.6MM
3. As of June 30, 2010
4. Excluding distribution & retail and liquor business

Private and Confidential

Preliminary Draft

Valuation Overview

Valuation Summary [1]

US$ Per ADS

	Statistics (RMB MM)	Low	High
Market Values			
Current (October 1, 2010)			3.74
Prior to Offer (April 7, 2010)			3.78
1 Week		3.65	3.78
1 Month		3.45	3.81
3 Months		3.45	3.87
DCF Analysis: 10.0 – 12.0x AV/EBITDA Multiple [2]			
Pre non-core asset disposal[3]		5.31	6.23
Post non-core asset disposal[3]		5.23	5.81
Comparable Companies Analysis			
12.0-18.0x 2009A EBITDA	Pre-disposal: 16.7	1.77	2.35
	Post-disposal: 11.2[4]	3.06	3.45
8.0-14.0x 2010E EBITDA	Pre-disposal: 25.8	1.81	2.71
	Post-disposal: 18.9	3.16	3.81
7.0-12.0x 2011E EBITDA	Pre-disposal: 42.9	2.35	3.59
	Post-disposal: 24.7	3.29	4.00
Precedent Transaction Analysis			
10.0 -15.0x 2010E EBITDA	Pre-disposal: 25.8	2.11	2.86
	Post-disposal: 18.9	3.37	3.92
Premium Analysis Prior to Announcement			
1 Day (20% – 35%)	3.78	4.54	5.10
1 Month VWAP (20% – 35%)	3.69	4.43	4.99
3 Month VWAP (20% – 35%)	3.69	4.43	4.98
LBO Analysis – To achieve 20-30% IRR [5]			
Pre-disposal		2.76	3.88
Post-disposal		2.57	3.61



Offer Price: US$4.50
US$0.00
US$2.00
US$4.00
US$6.00
US$8.00

Source Management Estimate, Company Filings

Notes

1. Based on 104.1MM total Ordinary Shares, and 1 ADS = 4 Ordinary Shares
2. Based on management estimates and discount rate of 11.0%
3. Approximately 98-99% of DCF value in terminal value
4. 2009A Post-disposal EBITDA excludes distribution & retail and liquor business
5. Based on exit multiple of 11.0x forward AV/EBITDA

Transaction Matrix

Based on Management Estimates

Transaction Matrix

	Offer Price (US$)	Market Cap[1] (US$MM)	Net Debt[2] (US$MM)	Agg. Value (US$MM)	AV / EBITDA 2009A	AV / EBITDA 2010E	AV / EBITDA 2011E	Premia 1 Day	Premia 1 Mth	Premia 6 Mth
Fullstar										
Pre-disposal	4.50	117.1	(15.8)	101.2	40.2x	26.0x	15.6x	19.0%	21.9%	11.8%
Post-disposal	4.50	117.1	(59.3)	57.8	34.1x[3]	20.3x	15.5x	19.0%	21.9%	11.8%
Trading Comparables										
Trading Comps Median	-	-	-	-	13.7x	12.7x	10.2x	-	-	-
Precedent Transactions										
					AV / EBITDA			Premia		
Acquiror / Target					**LTM**	**FY1**	**FY2**	**1 Day**	**1 Mth**	**6 Mth**
MBK / Asiapharm					15.7x	NA	NA	14.2%	29.4%	29.4%
China Pharma / Sihuan					5.0x	NA	NA	28.1%	37.0%	41.2%

Source Management estimates, Factset, Company Filings

Notes
1. Based on 104.1MM total Ordinary Shares, and 1 ADS = 4 Ordinary Shares
2. Includes minority interests of US$1.6MM, as of June 30, 2010
3. Excluding distribution & retail and liquor business

Summary of Market Check

- Morgan Stanley approached seven strategic investors and five financial sponsors to gauge their interest in submitting an offer to acquire Fullstar
- All of the parties ultimately declined to pursue a transaction

Strategic Investors

Name of Investor	Business Description	Market Cap (USD MM)	Agg. Value (USD MM)	2009 Revenue (USD MM)	2009 EBITDA (USD MM)	2009 Net Income (USD MM)	2010 P/E (x)
Strategic							
Sino Biopharm (1177.HK)	Company engages in the development, manufacture and commercialization of prescription pharmaceuticals in China, primarily in two therapeutic categories, cardio-cerebral diseases and hepatitis	2,000	1,726	418	104	51	29.8x
AOB (NYSE:AOB)	Company engages in the development, manufacture, and commercialization of prescription and OTC traditional Chinese medicines in China	188	217	296	71	41	6.8x
Guangzhou Pharma (874.HK)	Company engages in the development, manufacture and commercialization of prescription and OTC traditional Chinese medicines in China	1,421	1330	568	27	31	20.0x
Hushan (587.HK)	Company engages in the development, manufacture and commercialization of prescription and OTC, Western and traditional Chinese medicines in China, primarily in the therapeutic area of women's health	498	469	132	38	19	15.1x
Lijun (2005.HK)	Company engages in the development, manufacture, and commercialization of Western pharmaceutical products in China	923	900	224	47	28	19.9x
Shineway (2877.HK)	Company engages in the development, manufacture and commercialization of prescription and OTC traditional Chinese medicines in China	2,915	2,694	244	105	113	24.8x
GSK Consumer Healthcare (LSE:GSK)	Division of multinational pharmaceutical company the develops, manufactures and commercializes oral healthcare, over-the-counter medicines, and nutritional healthcare products	102,903	117,581	44,883	16,886	8,751	10.1x

Financial Sponsors

Name of Investor	Description	Key Healthcare Investments in Asia
Financial		
CCB International	The direct investment arm of China Construction Bank which recently launched a private equity fund with the Chinese healthcare industry its key focus	Mingyuan Medicine, Bicon Pharmaceutical
CV Starr	Global investment holding company controlled by Maurice Greenberg with a portfolio of global investments including healthcare companies	Concord Medical Services, Techpool Bio-Pharma
FountainVest	China-focused private equity firm with US$1Bn in capital, Temasek Holdings is a limited partner	CITIC Pharmaceutical
Warburg Pincus	Private equity firm with US$35Bn of capital and investments in 600 companies in 30 countries	Wuxi Pharmatech, Harbin Pharmaceutical, Lepu Medical, China Biologic Products
IDG	China-focused private equity firm with over US$2.5Bn capital	China Biologic Products, Gammastar, Kanghui Medical, Medsphere International, Sundia, Xiangxue

Source: Capital IQ, Factset

Fullstar Management Case Summary

3-Year Historical and 5-Year Financial Forecast

Pre-disposal of non-core assets

RMB MM	2007A	2008A	2009A	2010E	2011E	2012E	2013E	2014E
Key Financials:								
Total Revenue	*596.0*	*451.0*	*480.3*	*543.0*	*628.3*	*760.3*	*894.8*	*1,053.9*
% Growth	22.9%	-24.3%	6.5%	13.0%	15.7%	21.0%	17.7%	17.8%
Distribution & Retail [1]	*24.4*	*27.1*	*69.3*	*38.8*	*44.2*	*73.7*	*87.5*	*104.0*
Guizhou Liquor	*NA*	*NA*	*NA*	*18.3*	*38.3*	*52.4*	*67.0*	*82.3*
COGS	(206.0)	(167.3)	(201.2)	(220.8)	(259.8)	(326.3)	(386.0)	(457.1)
Gross Profit	390.0	283.7	279.1	322.2	368.5	434.0	508.8	596.8
Total Operating Expense	*(270.4)*	*(268.9)*	*(286.7)*	*(324.8)*	*(360.8)*	*(410.6)*	*(459.8)*	*(519.8)*
Other Operating Income	1.4	1.8	1.7	1.8	1.8	1.8	1.8	1.8
EBIT	121.0	16.6	(5.9)	(0.9)	9.4	25.2	50.8	78.8
EBITDA	138.2	42.7	16.7	25.8	42.9	59.3	85.2	113.9
Net Interest/(Expenses)	18.0	0.5	(4.5)	(9.4)	(10.0)	(9.2)	(9.1)	(8.8)
Other Income/(Expenses)	33.3	(69.1)	8.3	10.3	9.1	9.1	9.1	9.1
Income Taxes	(1.2)	(0.5)	(1.6)	(2.5)	(5.4)	(8.3)	(12.7)	(17.7)
Net Income	171.2	(52.3)	(3.8)	(2.4)	3.2	16.8	38.1	61.5
Margins:								
Gross Margin	65.4%	62.9%	58.1%	59.3%	58.6%	57.1%	56.9%	56.6%
Operating Margin	20.3%	3.7%	NM	NM	1.5%	3.3%	5.7%	7.5%
EBITDA Margin	23.2%	9.5%	3.5%	4.8%	6.8%	7.8%	9.5%	10.8%
Net Income Margin	28.7%	NM	NM	NM	0.5%	2.2%	4.3%	5.8%
Other:								
Total Capex	23.6	3.1	19.7	71.9 [2]	80.2 [3]	17.3	17.3	17.3

Source: Management Estimates, Company Filings

Notes
1. Distribution and retail sales post adjustments of inter-company sales
2. 2010 capex includes RMB60MM required cost of expansion for Guizhou Liquor
3. 2011 capex includes RMB56MM required cost of relocation of Jinfang

Fullstar Management Case Summary (Cont'd)

3-Year Historical and 5-Year Financial Forecast

Post-disposal of non-core assets

RMB MM	2007A	2008A	2009A	2010E	2011E	2012E	2013E	2014E
Key Financials:								
Total Revenue	*596.0*	*451.0*	*480.3*	*485.9*	*545.9*	*634.3*	*740.3*	*867.6*
% Growth	*22.9%*	*-24.3%*	*6.5%*	*1.2%*	*12.3%*	*16.2%*	*16.7%*	*17.2%*
XLGB as % of Total Revenue	*74.6%*	*70.0%*	*60.0%*	*65.2%*	*66.8%*	*68.9%*	*70.9%*	*72.6%*
COGS	(206.0)	(167.3)	(201.2)	(202.1)	(232.4)	(271.6)	(319.1)	(376.4)
Gross Profit	390.0	283.7	279.1	283.8	313.5	362.6	421.2	491.1
Total Operating Expense	(270.4)	(268.9)	(286.7)	(292.5)	(320.3)	(357.0)	(400.1)	(450.6)
Other Operating Income	1.4	1.8	1.7	1.8	1.8	1.8	1.8	1.8
EBIT	121.0	16.6	(5.9)	(6.9)	(5.0)	7.4	22.9	42.3
EBITDA	138.2	42.7	16.7 [2]	18.9	24.7	37.8	53.9	74.0
Net Interest/(Expenses)	18.0	0.5	(4.5)	(6.7)	(5.9)	(5.2)	(5.0)	(4.7)
Other Income/(Expenses)	33.3	(69.1)	8.3	10.3	9.1	9.1	9.1	9.1
Income Taxes	(1.2)	(0.5)	(1.6)	(1.2)	(2.6)	(4.4)	(6.5)	(9.1)
Implied Tax Rate %	*0.7%*	*NM*	*NM*	*NM*	*NM*	*38.8%*	*24.1%*	*19.5%*
Net Income	171.2	(52.3)	(3.8)	(4.5)	(4.5)	6.9	20.5	37.6
Margins:								
Gross Margin	65.4%	62.9%	58.1%	58.4%	57.4%	57.2%	56.9%	56.6%
Operating Margin	20.3%	3.7%	NM	NM	NM	1.2%	3.1%	4.9%
EBITDA Margin	23.2%	9.5%	3.5%	3.9%	4.5%	6.0%	7.3%	8.5%
Net Income Margin	28.7%	NM	NM	NM	NM	1.1%	2.8%	4.3%
Other:								
Total Capex	23.6	3.1	19.7	11.9	77.2 [1]	14.3	14.3	14.3

Source: Management Estimates, Company Filings

Notes

1. 2011 capex includes RMB56MM required cost of relocation of Jinfang
2. Including non-core assets. 2009 EBITDA would be 11.2 if excluding non-core assets

Fullstar Q2 2010 Financial Results

Financial Highlights

- Net revenue for Q2 2010 increased by 2.8% to RMB137.9MM as compared to the same period last year
  - Sales of XLGB decreased by 8.2%
  - Sales of MAI and ZAC increased by 4.4%
  - Sales of other products increased by 27.3%
- Gross margin and net margin decreased as a result of
  - Higher revenue contribution from lower-margin products
  - Increased cost of raw materials, including barrenwort
  - Increased SG&A due to investment in sales network and sales team's infrastructure and EDL sales network
- Company reported a net loss of RMB4.7MM in Q2 2010

Fullstar Q2 2010 Financial Results

RMB MM	2Q09	2Q10	2Q10 Est. (1)	Variance from Est.
Key Financials:				
Total Revenue	134.1	137.9	148.0	(10.1)
% Growth		*2.8%*	*10.4%*	
COGS	52.3	58.7	63.5	(4.8)
Gross Profit	81.7	79.2	84.5	(5.3)
Total Operating Expense	(70.5)	(81.9)	(90.0)	8.1
Operating Profit	11.7	(2.8)	(5.0)	2.2
EBITDA (3)	19.1	4.4	NA	NA
Net Interest Income	(0.9)	(2.9)	(1.5)	(1.4)
Other Income	8.0	1.2	1.0	0.2
Income before tax	18.8	(4.5)	(5.5)	1.0
Provision for Income Taxes	(1.6)	(0.3)	(0.4)	0.1
Implied Tax Rate % (2)	*8.6%*	*NM*	*NM*	*NM*
Net Income	17.2	(4.7)	(5.1)	0.4
Earnings per share				
Basic	0.13	(0.05)	(0.03)	(0.02)
Diluted	0.13	(0.05)	(0.03)	(0.02)
Margins:				
Gross Margin	*61.0%*	*57.5%*	*57.1%*	*0.4%*
Operating Margin (2)	*8.7%*	*NM*	*NM*	*NM*
EBITDA Margin (3)	*14.2%*	*3.2%*	*NA*	*NA*
Net Margin (2)	*12.8%*	*NM*	*NM*	*NM*

Source: Fullstar 2Q earnings release

Notes
1. Based on the latest research report released by Wall Street Research
2. The referenced implied tax rate, operating margin and net margin are negative
3. Based on Non-GAAP EBITDA and EBITDA Margin

Comments

- Revenue growth:
  - Strong Contribution from Jingshu Granules following the acquisition of Anhui Jingfang
  - Weaker demand for XLGB which reflects the delay in the implementation of EDL by provincial governments
- Gross margin pressure:
  - Higher revenue contribution from lower-margin products
  - Increased costs of raw materials related to herbal medicines, including the cost of barrenwort
- Operating loss:
  - Increase in quality control costs in line with a more stringent regulatory environment
  - Increased selling and marketing expenses reflecting the Company's efforts to invest in its sales team's infrastructure and EDL sales network

Revenue Breakdown by Product (YoY)

RMB MM


Growth: -8.2%
80.7
74.1
Growth: 4.4%
18.2
19.0
Growth: 27.3%
35.2
44.8
90
60
30
0
XLGB
MAI and ZAC
Others
Q2 2009
Q2 2010

DCF Analysis – Pre-disposal of non-core assets

Exit Multiple Method

DCF Analysis - NPV of Free Cash Flows and Terminal Value[1]

RMB MM, except per share or otherwise noted

Forward Exit Multiple (AV/EBITDA)		10.0 x			11.0 x			12.0 x	
Discount Rate	10.0%	11.0%	12.0%	10.0%	11.0%	12.0%	10.0%	11.0%	12.0%
Fullstar Standalone									
PV of Cash Flow - Year 1 - 5	13.4	12.2	11.2	13.4	12.2	11.2	13.4	12.2	11.2
PV of Terminal Value	609.5	581.2	554.4	670.4	639.3	609.9	731.4	697.4	665.3
Aggregate Value	**622.9**	**593.4**	**565.6**	**683.8**	**651.6**	**621.0**	**744.8**	**709.7**	**676.5**
% of Value in Terminal Value	*97.9%*	*97.9%*	*98.0%*	*98.0%*	*98.1%*	*98.2%*	*98.2%*	*98.3%*	*98.3%*
Net Debt (Cash)[2]	(141.5)	(141.5)	(141.5)	(141.5)	(141.5)	(141.5)	(141.5)	(141.5)	(141.5)
Equity Value	**764.4**	**734.9**	**707.1**	**825.3**	**793.1**	**762.5**	**886.3**	**851.2**	**818.0**
Equity Value per ADS (US$)	**4.43**	**4.26**	**4.10**	**4.79**	**4.60**	**4.42**	**5.14**	**4.94**	**4.74**
Premium / (Discount) to US$4.50	-1.5%	-5.3%	-8.9%	6.4%	2.2%	-1.7%	14.2%	9.7%	5.4%
Implied 2010 AV/EBITDA Multiple	*22.0x*	*20.9x*	*19.9x*	*24.1x*	*23.0x*	*21.9x*	*26.3x*	*25.0x*	*23.9x*
Implied Perpetual Growth Rate	*3.0%*	*3.8%*	*4.7%*	*3.6%*	*4.5%*	*5.3%*	*4.1%*	*5.0%*	*5.8%*
Guizhou Liquor									
PV of Cash Flow - Year 1 - 5	5.3	4.7	4.0	5.3	4.7	4.0	5.3	4.7	4.0
PV of Terminal Value	221.9	211.6	201.9	244.1	232.8	222.1	266.3	254.0	242.3
Aggregate Value	**227.3**	**216.3**	**205.9**	**249.5**	**237.5**	**226.1**	**271.7**	**258.6**	**246.3**
% of Value in Terminal Value	*97.7%*	*97.8%*	*98.0%*	*97.9%*	*98.0%*	*98.2%*	*98.0%*	*98.2%*	*98.4%*
Net Debt (Cash)	36.5	36.5	36.5	36.5	36.5	36.5	36.5	36.5	36.5
Equity Value	**190.8**	**179.8**	**169.5**	**213.0**	**201.0**	**189.7**	**235.2**	**222.2**	**209.9**
Implied Perpetual Growth Rate	*3.1%*	*3.9%*	*4.7%*	*3.6%*	*4.5%*	*5.4%*	*4.1%*	*5.0%*	*5.9%*
Fullstar Standalone & Liquor									
Aggregate Value	**850.1**	**809.7**	**771.5**	**933.3**	**889.0**	**847.2**	**1,016.4**	**968.3**	**922.8**
Equity Value	**955.2**	**914.8**	**876.6**	**1,038.3**	**994.1**	**952.2**	**1,121.5**	**1,073.3**	**1,027.8**
Equity Value per ADS (US$)[3]	**5.54**	**5.31**	**5.08**	**6.02**	**5.77**	**5.52**	**6.50**	**6.23**	**5.96**
Premium / (Discount) to US$4.50	23.1%	17.9%	13.0%	33.8%	28.1%	22.7%	44.5%	38.3%	32.5%
Implied 2010 AV/EBITDA Multiple	*32.9x*	*31.3x*	*29.9x*	*36.1x*	*34.4x*	*32.8x*	*39.3x*	*37.5x*	*35.7x*
Implied Perpetual Growth Rate	*3.0%*	*3.9%*	*4.7%*	*3.6%*	*4.5%*	*5.3%*	*4.1%*	*5.0%*	*5.9%*

Source: Management Estimates

Notes
1. Assume valuation date as of September 30, 2010 and exchange rate of 6.627
2. Net debt (cash) includes distribution and retail business
3. Based on 104.1MM Ordinary Shares, 1 ADS=4 Ordinary Shares

DCF Analysis – Post-disposal of non-core assets

Exit Multiple Method

DCF Analysis - NPV of Free Cash Flows and Terminal Value[1]

RMB MM, except per share or otherwise noted

Forward Exit Multiple (AV/EBITDA)		10.0 x			11.0 x			12.0 x	
Discount Rate	10.0%	11.0%	12.0%	10.0%	11.0%	12.0%	10.0%	11.0%	12.0%
PV of Cash Flow - Year 1 - 5	5.6	4.7	3.8	5.6	4.7	3.8	5.6	4.7	3.8
PV of Terminal Value	527.7	503.2	480.0	580.4	553.5	528.0	633.2	603.8	576.0
Aggregate Value	**533.3**	**507.9**	**483.8**	**586.1**	**558.2**	**531.8**	**638.9**	**608.5**	**579.8**
% of Value in Terminal Value	*98.9%*	*99.1%*	*99.2%*	*99.0%*	*99.2%*	*99.3%*	*99.1%*	*99.2%*	*99.3%*
Net Debt (Cash)	(393.1)	(393.1)	(393.1)	(393.1)	(393.1)	(393.1)	(393.1)	(393.1)	(393.1)
Equity Value	**926.5**	**901.0**	**876.9**	**979.2**	**951.3**	**924.9**	**1,032.0**	**1,001.6**	**972.9**
Equity Value per ADS (US$)[2]	**5.37**	**5.23**	**5.09**	**5.68**	**5.52**	**5.36**	**5.99**	**5.81**	**5.64**
Premium / (Discount) to US$4.50	**19.4%**	**16.1%**	**13.0%**	**26.2%**	**22.6%**	**19.2%**	**33.0%**	**29.1%**	**25.4%**
Implied 2010 AV/EBITDA Multiple	*28.3x*	*26.9x*	*25.6x*	*31.1x*	*29.6x*	*28.2x*	*33.9x*	*32.2x*	*30.7x*
Implied Perpetual Growth Rate	*3.0%*	*3.9%*	*4.7%*	*3.6%*	*4.5%*	*5.3%*	*4.1%*	*5.0%*	*5.9%*

Source: Management Estimates

Notes
1. Assume valuation date as of September 30, 2010 and exchange rate of 6.627
2. Based on 104.1MM Ordinary Shares, 1 ADS=4 Ordinary Shares

DCF Sensitivity Analysis

Post-disposal of non-core assets

	Value Driver	Base Case Assumptions	Change
Operational Assumptions	Revenue CAGR (2010–2014)	15.6%	-/+ 4.0%
	Average Gross Margin (2010–2014)	42.7%	-/+ 2.0%
Valuation Methodology	WACC	11.0%	-/+ 1.0%
	Terminal EBITDA Multiple	11.0x	-/+ 1.0x


Impact on DCF Value
Equity Value Per ADS: US$5.52[1]
US$4.45
(1.26)
1.26
US$6.78
US$4.59
(0.92)
0.92
US$6.43
(0.16) 0.16
US$5.36
US$5.68
US$5.23
(0.29)
0.29
US$5.81
(1.50)
(0.50)
0.50
1.50
Change in Equity Value Per ADS (US$)[1]

Result of decrease to value driver

Result of increase to value driver

Source: Management Estimate

Notes
1. Based on 104.1MM Ordinary Shares, 1 ADS=4 Ordinary Shares

Weighted Average Cost of Capital

Key Assumptions

Assumption	Value (%)	Comment
Cost of Debt	**5.62%**	**After tax**
Cost of Debt	6.51%	Pre-tax (avg of ST & LT debt interest rate)
Tax Rate[1]	13.71%	Avg. tax rate from 2010 - 2014
Cost of Equity	**13.73%**	
Risk Free Rate	3.50%	Yield on 10-yr China govt bond
Market Risk Premium	4.00%	MS Estimate
Emerging Market Risk Premium	1.00%	MS Estimate
Size / Liquidity Premium	2.00%	MS Estimate
Levered Beta[2]	1.46	Based on comps avg. beta
Net Debt/Total Cap	35.00%	Long Term Gearing Ratio (MS Estimate)

WACC Sensitivity

	Market Risk Premium				
Net Debt / Total Cap	4.00%	4.25%	4.50%	4.75%	5.00%
25.0%	11.7%	12.0%	12.3%	12.5%	12.8%
30.0%	11.3%	11.6%	11.8%	12.1%	12.3%
35.0%	10.9%	11.1%	11.4%	11.6%	11.8%
40.0%	10.5%	10.7%	10.9%	11.1%	11.4%
45.0%	10.1%	10.3%	10.5%	10.7%	10.9%

WACC Calculation


15%
10%
5%
0%
6.51%
0.89%
5.62%
13.73%
10.89%
Cost of debt
Tax deductibility of interest
After-tax cost of debt
Cost of equity
WACC

Source: Company Filings, Bloomberg, Factset

Notes
1. Average tax rate of 13.71% assuming post disposal of non-core assets
2. Calculated based on average comparables unlevered beta of 1.12, relevered at a target capital structure of 35% Net Debt / Total Cap

LBO Analysis – Pre-disposal of non-core assets

Based on Management Estimates[1]

Funding Calculation

	US$ (MM)	RMB (MM)
Entry Price per ADS (US$)		$4.50
Total Equity Value	117.1	775.9
Retire Existing Bank Debt	39.5	262.0
Less: Management Group's Rollover Equity	(96.8)	(641.8)
Rollover Shares as % of Total Shares	82.7%	82.7%
Required Funding Net of Equity	**59.8**	**396.1**
Plus: Minority Interests	0.2	1.6
Plus: Estimated Fees and Expenses	7.5	50.0
Total Required Funding	**67.6**	**447.8**
Incremental Funding Requirement:		
Credit Facility	25.0	165.7
Cash Currently on-hand	42.6	282.1

Pro Forma Capitalization Post-Transaction

RMB MM	% of Total Equity	US$ (MM)	RMB (MM)
Cash remaining[3]		13.1	86.6
Credit Facility[2]		25.0	165.7
Net Debt		**11.9**	**79.1**
	% of Total Equity		
Hanmax's Rollover Equity	**61.2%**	**59.3**	**392.7**
Fosun's Rollover Equity	**38.8%**	**37.6**	**249.0**
Post-LBO Total Capitalization (excl. Cash)		**121.8**	**807.4**
Net Debt / 2009 EBITDA			4.7x
Net Debt / Total Cap			9.8%

Sources and Uses

	US$ (MM)	RMB (MM)
Sources		
Credit Facility	25.0	165.7
Hanmax (Chairman) Rollover Equity	59.3	392.7
Fosun's Rollover Equity	37.6	249.0
Cash Currently on-hand	42.6	282.1
Total Sources	**164.4**	**1,089.5**
Uses		
Retire Existing Bank Debt	39.5	262.0
Hanmax (Chairman) Equity	59.3	392.7
Fosun Equity	37.6	249.0
Equity Not Owned by Hanmax & Fosun	20.2	134.1
Fees & Expenses	7.5	50.0
Minority Interest	0.2	1.6
Total Uses	**164.4**	**1,089.5**

Entry Price (US$) per ADS Sensitivity Analysis[4]

	Forward AV/EBITDA Exit Multiple		
IRR	**10.0x**	**11.0x**	**12.0x**
20.0%	3.52	3.88	4.25
22.0%	3.28	3.62	3.96
24.0%	3.06	3.38	3.70
26.0%	2.86	3.16	3.46
28.0%	2.67	2.95	3.23
30.0%	2.50	2.76	3.03

Source: Management Estimates, Company Filings

Notes

1. Assuming USD/RMB exchange rate of 6.627 (October 1, 2010)
2. Assuming interest expense rate of 2.5% on Credit Facility (Libor 0.536% + 200bps) and repayment by December 31, 2012
3. Assuming interest income rate of 1.0%
4. Assuming valuation date as of September 30, 2010 and equity investors exit the investment on December 31, 2014; Based on 104.1MM Ordinary Shares, 1 ADS=4 Ordinary Shares

LBO Analysis – Post-disposal of non-core assets

Based on Management Estimates[1]

Funding Calculation

	US$ (MM)	RMB (MM)
Entry Price per ADS (US$)		$4.50
Total Equity Value	117.1	775.9
Retire Existing Bank Debt	22.9	152.0
Less: Management Group's Rollover Equity	(96.8)	(641.8)
Rollover Shares as % of Total Shares	82.7%	82.7%
Required Funding Net of Equity	43.2	286.1
Plus: Minority Interests	0.2	1.6
Plus: Estimated Fees and Expenses	7.5	50.0
Total Required Funding	51.0	337.8
Incremental Funding Requirement:		
Credit Facility	25.0	165.7
Cash Currently on-hand	26.0	172.1

Pro Forma Capitalization Post-Transaction

	% of Total Equity	US$ (MM)	RMB (MM)
Cash remaining[3]		17.4	115.4
Credit Facility[2]		25.0	165.7
Net Debt		7.6	50.3
Hanmax's Rollover Equity	61.2%	59.3	392.7
Fosun's Rollover Equity	38.8%	37.6	249.0
Post-LBO Total Capitalization (excl. Cash)		121.8	807.4
Net Debt / 2009 EBITDA			3.0x
Net Debt / Total Cap			6.2%

Sources and Uses

	US$ (MM)	RMB (MM)
Sources		
Credit Facility	25.0	165.7
Hanmax (Chairman) Rollover Equity	59.3	392.7
Fosun's Rollover Equity	37.6	249.0
Cash Currently on-hand	26.0	172.1
Total Sources	147.8	979.5
Uses		
Retire Existing Bank Debt	22.9	152.0
Hanmax (Chairman) Equity	59.3	392.7
Fosun Equity	37.6	249.0
Equity Not Owned by Hanmax & Fosun	20.2	134.1
Fees & Expenses	7.5	50.0
Minority Interest	0.2	1.6
Total Uses	147.8	979.5

Entry Price (US$) per ADS Sensitivity Analysis[4]

	Forward AV/EBITDA Exit Multiple		
IRR	**10.0x**	**11.0x**	**12.0x**
20.0%	3.37	3.61	3.85
22.0%	3.15	3.37	3.59
24.0%	2.94	3.14	3.35
26.0%	2.74	2.94	3.13
28.0%	2.56	2.75	2.93
30.0%	2.40	2.57	2.74

Source: Management Estimates, Company Filings
Notes
1. Assuming USD/RMB exchange rate of 6.627 (October 1, 2010)
2. Assuming interest expense rate of 2.5% on Credit Facility (Libor 0.536% + 200bps) and repayment by December 31, 2012
3. Assuming interest income rate of 1.0%
4. Assuming valuation date as of September 30, 2010 and equity investors exit the investment on December 31, 2014. Based on 104.1MM Ordinary Shares, 1 ADS=4 Ordinary Shares

Trading Comparables Analysis

Chinese Pharmaceutical Trading Statistics

October 1, 2010

Company Name	Price (Lcl)	Market Cap (US$ MM)	Agg. Val. (US$ MM)	LTM Price Change	AV/Sales CY2009A	AV/Sales CY2010E	AV/Sales CY2011E	AV/EBITDA CY2009A	AV/EBITDA CY2010E	AV/EBITDA CY2011E	P/E CY2009A	P/E CY2010E	P/E CY2011E	LT EPS Growth	PEG CY2009A	PEG CY2010E	PEG CY2011E	P/B CY2009A
Fullstar Pre Non-Core Asset Disposal [1]																		
Pre-Bid (April 7, 2010)	3.8	98	83	2.7%	1.14x	1.01x	0.87x	32.8x	21.2x	12.8x	NM	NM	NM	NA	NA	NA	NA	0.4x
Current (October 1, 2010)	3.7	97	82	0.5%	1.12x	0.99x	0.86x	32.3x	20.9x	12.6x	NM	NM	NM	NA	NA	NA	NA	0.4x
Offer Price (April 8, 2010)	4.5	117	101	23.3%	1.40x	1.24x	1.07x	40.2x	26.0x	15.6x	NM	NM	NM	NA	NA	NA	NA	0.5x
Fullstar Post Non-Core Asset Disposal [1]																		
Pre-Bid (April 7, 2010)	3.8	98	39	2.7%	0.63x	0.53x	0.47x	23.1x	13.7x	10.5x	NM	NM	NM	NA	NA	NA	NA	0.4x
Current (October 1, 2010)	3.7	97	38	0.5%	0.61x	0.52x	0.46x	22.5x	13.3x	10.2x	NM	NM	NM	NA	NA	NA	NA	0.4x
Offer Price (April 8, 2010)	4.5	117	58	23.3%	0.93x	0.79x	0.70x	34.1x	20.3x	16.5x	NM	NM	NM	NA	NA	NA	NA	0.5x
US-Listed Chinese Pharma																		
Simcere	10.0	557	585	29.6%	2.11x	1.85x	1.60x	14.9x	15.1x	12.9x	NM	32.0x	23.1x	34.1%	NA	0.9x	0.7x	1.9x
AOB	2.4	188	217	-49.0%	0.73x	0.66x	NA	3.0x	4.6x	4.4x	4.5x	6.8x	5.8x	NM	NA	NA	NA	0.5x
3SBio	12.9	277	165	19.6%	3.49x	2.74x	2.18x	12.0x	9.3x	7.4x	22.3x	20.1x	17.0x	21.2%	1.0%	0.9x	0.8x	1.9x
China Nuokang	5.0	98	73	NA	1.73x	1.45x	1.11x	5.3x	NA	NA	8.0x	8.6x	9.4x	31.5%	0.3%	0.3x	0.3x	1.2x
Mean				**0.0%**	**2.0x**	**1.7x**	**1.6x**	**8.8x**	**9.7x**	**8.2x**	**11.6x**	**16.9x**	**13.8x**	**29.0x**	**0.7x**	**0.7x**	**0.6x**	**1.4x**
Median				**19.6%**	**1.9x**	**1.7x**	**1.6x**	**8.6x**	**9.3x**	**7.4x**	**8.0x**	**14.3x**	**13.2x**	**31.5x**	**0.7x**	**0.9x**	**0.7x**	**1.5x**
HK-Listed Chinese Pharma																		
Shineway	27.4	2,915	2,594	229.5%	10.63x	7.99x	6.44x	24.8x	17.8x	14.2x	25.4x	24.8x	20.5x	19.6%	1.3%	1.3x	1.0x	0.9x
Sino Biopharma	3.1	2,000	1,726	162.3%	4.13x	3.25x	2.63x	16.6x	11.9x	9.3x	35.6x	29.8x	24.1x	21.5%	1.7%	1.4x	1.1x	0.6x
United Lab	15.1	2,526	2,818	410.5%	4.71x	3.71x	3.20x	19.6x	13.6x	11.2x	33.4x	20.4x	16.9x	17.4%	1.9%	1.2x	1.0x	0.7x
Guangzhou Pharma	8.4	1,421	1,330	129.0%	2.34x	1.98x	1.71x	49.2x	34.8x	28.5x	27.2x	20.0x	16.1x	20.4%	1.3%	1.0x	0.8x	0.2x
Hua Han Bio-Pharma	2.4	498	469	92.8%	3.56x	2.54x	1.98x	12.2x	7.9x	7.3x	17.3x	15.1x	9.3x	51.5%	0.3%	0.3x	0.2x	0.2x
Tong Ren Tang Technologies	22.0	555	494	88.9%	2.53x	2.26x	1.96x	12.6x	NA	NA	21.5x	18.3x	16.2x	13.4%	1.6%	1.4x	1.2x	0.3x
Mean				**185.5%**	**4.6x**	**3.6x**	**3.0x**	**22.5x**	**17.2x**	**14.1x**	**26.7x**	**21.4x**	**17.2x**	**24.0%**	**1.4%**	**1.1x**	**0.9x**	**0.5x**
Median				**145.7%**	**3.8x**	**2.9x**	**2.3x**	**18.1x**	**13.6x**	**11.2x**	**26.3x**	**20.2x**	**16.6x**	**20.0%**	**1.5%**	**1.2x**	**1.0x**	**0.5x**
All Mean				**123.7%**	**3.6x**	**2.8x**	**2.5x**	**17.0x**	**14.4x**	**11.9x**	**21.7x**	**19.6x**	**15.8x**	**25.8%**	**1.2%**	**1.0x**	**0.8x**	**0.9x**
All Median				**92.8%**	**3.0x**	**2.4x**	**2.0x**	**13.7x**	**12.7x**	**10.2x**	**22.3x**	**20.0x**	**16.6x**	**21.2%**	**1.3%**	**1.0x**	**0.8x**	**0.7x**

Source: Company financials, Factset and Bloomberg as of October 1, 2010

Note
1. Forecasted multiples based on management estimates; Market cap based on 104.1MM Ordinary Shares, 1 ADS=4 Ordinary Shares

Private and Confidential

Preliminary Draft

Comparable Companies Operating Performance

Growth and Margin Analysis

Revenue Growth

%


50%
40%
30%
20%
10%
0%
10.8%
15.0%
12.3%
13.8%
9.0%
8.8%
32.9%
17.7%
32.8%
25.8%
SCR
AOB
FullStar
Huahan(1)
Shineway
2008
2009

Earnings Growth

%


50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
14.3%
41.1%
(27.9%)
23.2%
7.1%
24.7%
11.3%
12.6%
5.8%
26.4%
SCR
AOB
Fullstar
Huahan(1)
Shineway
2008
2009

Gross Margin

%


90%
80%
70%
60%
50%
40%
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008
2Q 2008
3Q 2008
4Q 2008
1Q 2009
2Q 2009
3Q 2009
4Q 2009
1Q2010
2Q2010
Shineway
Huahan NA
Fullstar
(3)
2Q 2010
Fullstar
AOB
Shineway
SCR
Huahan

Source: Company Financials, Capital IQ

Net Margin

%


80%
60%
40%
20%
0%
(20%)
(80%)
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008
2Q 2008
3Q 2008
4Q 2008
1Q 2009
2Q 2009
3Q 2009
4Q 2009
1Q 2010
2Q 2010
Shineway
Huahan NA
Fullstar NM
(2)
(3)
2Q 2010
Fullstar
AOB
Shineway
SCR
Huahan

Source: Company Financials, Capital IQ

Notes

1. Huahan's fiscal year end is June 30, therefore the growth calculation is based on figures calendarized to December 31, 2008 and 2009
2. Huahan's 2010 interim figures have not yet been released
3. Fullstar's net margin for Q22010 is negative and therefore not meaningful

Precedent Healthcare Transactions

Key Comparable Transactions [8]

Acquirer/Target	LTM AV/EBITDA
China Pharma/Sihuan	5.0x
MBK/Asiapharm	15.7x
Average	10.3x

Acquisition Multiples [1]

Announcement Date	Completion Date	Target	Target Description	Country	Buyer	Offer Price USD	% Acquired	Implied Equity Value	Aggregate Value	LTM Equity/Net Income x	LTM AV/Sales x	1-Year Forward Equity/Net Income x	1-Year Forward AV/Sales x	Premia [2] 1-Day Prior %	Premia [2] 1-Month Avg. %	Premia [2] 6-Month Avg. %
August 16, 2010	Pending	Sigma Pharma Division	Pharmaceutical division of Sigma Pharmaceuticals Ltd.	Australia	Aspen Pharmacare	N/A	100.0	601	601	NA	1.3 [7]	N/A	NA	NA	N/A	NA
August 16, 2010	September 20, 2010	Penwest Pharmaceutical	[illegible]	U.S.	Endo Pharma	5.00	100.0	144	144	13.4	4.2	N/A	NA	18	63	101
June 10, 2010	Pending	Laboratorios Phoenix SAICyF	[illegible]	Argentina	GSK	N/A	100.0	251	251	NA	2.9 [7]	N/A	NA	NA	N/A	NA
May 3, 2010	May 27, 2010	Aton Pharma	[illegible]	U.S.	Valeant Pharmaceuticals Inc	N/A	100.0	318	318	NA	NA	NA	NA	NA	N/A	NA
September 21, 2009	December 21, 2009	Goldshield Group PLC	[illegible]	U.K.	Mitas Bidco Ltd	3.23	100.0	288	281	13.6	1.8 [7]	N/A	NA	9	28	36
September 16, 2009	Pending	PT Bristol-Myers Squibb Indonesia	[illegible]	Indonesia	Taisho	N/A	88.0	31.0	30	31.8 [7]	6.3 [7]	N/A	NA	NA	N/A	NA
August 28, 2008	December 1, 2008	Sihuan Pharma	[illegible]	China	China Pharma Limited	0.68	100.0	31.0	247	6.1	2.3	N/A	NA	28	37	41
July 14, 2008	August 27, 2008	Hovione Pharma	[illegible]	U.S.	[illegible]	38.00	100.0	43.0	392	17.8	3.2	NA	NA	22	38	98
September 1, 2008	October 3, 2008	Sciele Pharma Inc	[illegible]	U.S.	Shionogi & Co Ltd	31.00	100.0	1,200	1,404	24.2	3.0	NA	NA	61	63	59
May 13, 2008	Withdrawn [3]	USANA Health Sciences	[illegible]	U.S.	Unity Acquisition Corp.	38.00	100.0	43.9	436	3.6	1.2	11.4	1.2	28	31	(21)
February 6, 2008	May 22, 2008	Asiapharm [4]	[illegible]	Singapore	MBK	0.83	100.0	287	270	31.2	2.9	17.9	3.2	14	28	36
November 28, 2007	February 28, 2008	Axcan	[illegible]	Canada	TPG	23.35	100.0	1,330	1,221	16.2	2.7	16.6	3.1	28	28	21
October 30, 2007	February 21, 2008	Bradley Pharma	[illegible]	U.S.	[illegible]	20.00	100.0	348	336	113.8	2.4	86.9	3.1	38	18	6
July 20, 2007	August 22, 2007	MedPointe	[illegible]	U.S.	Meda	N/A	100.0	78.2	780	NA	3.1	27.3	2.7	NA	N/A	NA
October 28, 2006	July 3, 2006	[illegible]	[illegible]	China	Bayer HealthCare AG	NA	100.0	90.0	90	NA	2.2	NA	NA	NA	NA	NA
October 23, 2006	December 20, 2006	Connetics	[illegible]	U.S.	Stiefel Labs	17.50	100.0	70.5	701	NM [5]	6.1	NM [6]	4.4	46	42	38
October 6, 2006	December 31, 2006	CNS	[illegible]	U.S.	GSK	37.50	100.0	56.4	511	33.8	4.2	N/A	NA	31	31	38
August 28, 2006	December 11, 2006	Matrix [5]	[illegible]	India	Mylan	6.80	71.8	1,220	1,260	41.8	3.3	25.8	3.6	12	18	17
Mean										28.0	3.2	24.1	3.0	28.8	36.6	39.6
Median										17.8	3.2	22.6	3.1	28.4	28.8	40.0

Denotes transactions which are most comparable [8]

Source: Deal Circulars, Company Filing, Capital IQ, Wall Street Research

Notes
1. Numbers based on company financials and company press releases, adjusted for non recurring income and expense items.
2. Stock prices for premium calculations based on Capital IQ
3. Deal was withdrawn on July 16, 2008 because the offer and the revised offer was deemed too low by the independent committee
4. Asiapharm Forward 08 estimates based on Factset consensus forward numbers; all other footnotes based on Wall Street research
5. Matrix: Due to change from non-consolidated to consolidated reporting in June 2006, annualization of June 2006 numbers was applied as a approximation of LTM
6. Excluded from the calculation of Mean and Median
7. AV/Sales and Equity/Net Income figures are based on Last Fiscal Year End results, since Last Twelve Months results are not available for these private company target
8. Both Sihuan/China Pharma and Asiapharm/MBK are highly comparable transactions because they are of similar transaction size, geographic region and business activity to Fullstar

Private and Confidential
Preliminary Draft

Precedent Transaction Premium Analysis



US Healthcare M&A Transactions
Premium 4 Weeks Before Announcement (%) (1)
50.0
40.0
30.0
20.0
10.0
0.0
37.5
39.9
26.5
41.0
46.7
Average: 38.3
2005
2006
2007
2008
2009–2010 YTD
No. of Deals(3) 20
16
19
16
32
Global MBOs
Premium 4 Weeks Before Announcement (%) (1)
60.0
50.0
40.0
30.0
20.0
10.0
0.0
20.4
36.0
36.0
33.7
49.2
Average: 35.1
2005
2006
2007
2008
2009–2010 YTD
No. of Deals(3) 3
11
11
5
10
Hong Kong and China M&A Transactions (2)
Premium 4 Weeks Before Announcement (%) (1)
60.0
50.0
40.0
30.0
20.0
10.0
0.0
57.0
32.5
26.3
43.6
25.0
Average: 36.9
2005
2006
2007
2008
2009–2010 YTD
No. of Deals(3) 4
4
8
6
15

Source: Bloomberg, Capital IQ, Thomson

Notes
1. Percentages displayed are the median of premia paid to the offer price in the years 2005, 2006, 2007, 2008, 2009 and 2010 YTD. Share price for premium calculation is the share price 4 weeks before announcement of the deal
2. Hong Kong and China M&A includes transactions where the nation of the target is Hong Kong or China
3. No. of deals where premium data is available

Morgan Stanley